[LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                 SALOMON INC.
                        FORM S-3 REGISTRATION STATEMENT
                              File No. 333-02897
                             SI Financing Trust I
                             Preferred Securities
                      and Salomon Inc Purchase Contracts

As independent public accountants, we hereby consent to the incorporation by reference in the above mentioned Registration Statement of our report dated February 6, 1996 incorporated by reference in Salomon Inc's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in the above mentioned Registration Statement.

                                       /s/ Arthur Andersen LLP
                                       ARTHUR ANDERSEN LLP

New York, New York
April 26, 1996